HARSCO CORPORATION
COMPUTATION OF FULLY DILUTED NET INCOME PER COMMON SHARE
(dollars in thousands except per share)


                                                                          YEARS ENDED
                                      _______________________________________________________________________________
                                      1993             1992             1991             1990             1989
                                      _____            _____            _____            _____             ____
Net income                            $    87,618      $    84,332      $    76,543      $    72,504      $    11,362
                                       __________       __________       __________       __________       __________
                                       __________       __________       __________       __________       __________
Average shares of common stock
  outstanding used to compute
  primary earnings per common
  share                                25,036,893       25,966,755       26,278,384       26,217,027       26,261,017

Additional common shares to be
  issued assuming exercise of
  stock options, net of shares
  assumed reacquired                      149,408          198,220          118,208           28,355            9,847
                                       __________       __________       __________       __________       __________


Shares used to compute dilutive
  effect of stock options              25,186,301       26,164,975       26,396,592       26,245,382       26,270,864
                                       __________       __________       __________       __________       __________
                                       __________       __________       __________       __________       __________

Fully diluted net income per
  common share                        $      3.48      $      3.22      $      2.90      $      2.76      $       .43
                                       __________       __________       __________       __________       __________
                                       __________       __________       __________       __________       __________

Net income per common share
  as reported in report to
  shareholders                        $      3.50      $      3.25      $      2.91      $      2.77      $       .43
                                       __________       __________       __________       __________       __________
                                       __________       __________       __________       __________       __________
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